Exhibit 23.4

July 27, 2006

ExlService Holdings, Inc.

350 Park Avenue

New York, NY 10022

USA

Re: ExlService Holdings, Inc. (“ExlService”)

Ladies and Gentlemen:

We have acted as Indian legal counsel to ExlService in connection with the Registration Statement on Form S-1 of ExlService, Registration No. 333-121001, including any future amendments thereto filed after the date hereof (the “Registration Statement”). We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and to the reference to us under the headings “Risk Factors—Risks Related to India and the International Nature of our Business—Investors may have difficulty effecting service of process or enforcing judgments obtained in the United States against our subsidiaries in India or our executive officers,” “Legal Matters” and “Enforceability of Judgments” in the Prospectus, which is part of the Registrations Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Yours truly,

/s/ Mohit Saraf

Luthra & Luthra

Law Offices

Mohit Saraf

Senior Partner